                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                         SALESKIT SOFTWARE CORPORATION

                                      AND

                             ARCH ACQUISITION CORP.

                                      AND

                              DELTEK SYSTEMS, INC.


                               FEBRUARY 25, 1998
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                               TABLE OF CONTENTS


                                                                                                                           Page

Article I        PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1 Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2 Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Article II       ASSUMPTION OF LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         2.1 Enumeration of Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.2 Liabilities Not Assumed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Article III      PRICE AND PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         3.1 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.2 Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.3 Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.4 Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Article IV       REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         4.1 Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.2 Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.3 No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.4 Required Government Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.5 Required Contract Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.6 Title to Tangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.7 Condition of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8 Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.9 Title to Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.10 Adequacy of Technical Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.11 Contracts--General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.12 Third-Party Components in Software Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.13 Third-Party Interests or Marketing Rights in Software Programs  . . . . . . . . . . . . . . . . . . . . . . .  12
         4.14 Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.15 Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.16. Absence of Joint Ventures, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.17 Major Vendors and Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.18 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.19 Related-Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
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         4.20 Court Orders, Decrees, and Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.21 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.22 Personnel and Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.23 Seller's Insurance Polices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.24 Sufficiency of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.25 Disabling Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.26 Year 2000 Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.27 Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.28 Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.29 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.30 Truth at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.31 Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Article V        REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         5.1 Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.2 Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.3 Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.4 No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.5 Valid Issuance of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.6 Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.7 SEC Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Article VI       CONDUCT OF SOFTWARE BUSINESS PRIOR TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         6.1 Relations With Licensors etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.2 Prohibited Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.3 Insurance; Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.4 No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Article VII      COVENANTS OF SELLER AND BUYER PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         7.1 Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.2 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.3 Updating of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.4 Approvals of Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.5 Third-Party Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.6 Negotiation With Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.7 Agreement to Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.8 Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.9 Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.10 Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
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         7.11 Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.12 Closing Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Article VIII     CONDITIONS TO SELLER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         8.1 Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.2 Performance of Obligations of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.3 Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Article IX       CONDITIONS TO BUYER'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         9.1 Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.2 Performance of Obligations of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.3 Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.4 No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.6 Opinion of Seller's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Article X        CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         10.1 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.2 Actions at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.3 Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.4 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Article XI       COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         11.1 Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.2 Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.3 Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.4 No-Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.5 Nonsolicitation of Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.6 Shelf Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Article XII      CERTAIN TRANSITION MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         12.1 Hiring of Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.2 Services Provided by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Article XIII     INDEMNIFICATION BY SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         13.1 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         13.2 Survival of Representation and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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         13.3 Notice of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         13.4 Defense of Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         13.5 Resolution of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.6 Threshold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.7 Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Article XIV      CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         14.1 Confidentiality Obligation of Buyer Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         14.2 Confidentiality Obligation of Seller Following Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         14.3 Permitted Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         14.4 Scope of Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Article XV       TERMINATION PRIOR TO CLOSING AND DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         15.1 Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         15.2  Buyer's Default and Seller's Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         15.3  Seller's Default and Buyer's Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         15.4 Termination of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Article XVI      INDEMNIFICATION BY PARENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         16.1 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         16.2 Survival of Representation and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         16.3 Notice of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         16.4 Defense of Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         16.5 Resolution of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         16.6 Threshold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Article XVII     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         17.1 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         17.2 Parties Bound by Agreement; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         17.3 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         17.4 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         17.5 Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         17.6 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         17.7 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         17.8 Bulk Sales Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         17.9 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         17.10 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.11 "Including." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
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         17.12 References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.13 Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
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                               List of Schedules

Schedule A                Software Programs
Schedule 1.1.a            Inventory
Schedule 1.1.c            Software Contracts
Schedule 1.1.d            Office Equipment
Schedule 1.1.e            Leases
Schedule 1.1.f            General Contracts
Schedule 1.1.h            Authorizations
Schedule 1.1.k            Business Interests, Participations and Ownership
                          Positions
Schedule 1.2              Excluded Assets
Schedule 4.1              Addresses of Seller's Offices
Schedule 4.4              Required Government Consents
Schedule 4.5              Required Contract Consents
Schedule 4.9.a            Intellectual Property
Schedule 4.9.b            Trade Secret Protection Program
Schedule 4.9.c            Assignments
Schedule 4.9.f            Infringements
Schedule 4.12             Royalty Obligations
Schedule 4.13.b(1)        Other than End-User LicenseAgreements
Schedule 4.13.b(2)        Seller's Standard Form End-User License Agreement
Schedule 4.13.b(3)        Other Customer Commitments
Schedule 4.13.d           Parties to Whom Seller has Delivered Technical
                          Documentation
Schedule 4.15(1)          Seller's Existing Financial Statements
Schedule 4.15(2)          Undisclosed Liabilities
Schedule 4.16             Joint Ventures
Schedule 4.17             Major Vendors and Customers
Schedule 4.18(1)          Pending Litigation
Schedule 4.18(2)          Prior Litigation
Schedule 4.19             Related Party Transactions
Schedule 4.20.c           Environmental Compliance
Schedule 4.21.b           State Sales Taxes
Schedule 4.22.a           List of Personnel
Schedule 4.22.b           Compensation Commitments
Schedule 4.22.c           Retirement Plans
Schedule 4.22.g           Welfare Plans
Schedule 4.23             Seller's Insurance Policies and Notices
Schedule 4.24             Sufficiency of Rights
Schedule 4.25             Disabling Procedures
Schedule 4.28             Principal Shareholders
Schedule 6.2.a            Permitted Liens
Schedule 7.12(1)          Unearned Revenue as of Closing





                                       vi

Schedule 7.12(2)          Purchase Price Adjustment as of Closing
Schedule 11.2             Allocation of Purchase Price


                                List of Exhibits

Exhibit 3.2.d             Warrants
Exhibit 3.3.a             Escrow Agreement
Exhibit 7.8(1)            Seller's Incumbency Certificate
Exhibit 7.8(2)            Seller's Legal Opinion
Exhibit 8.1               Buyer's Representations and Warranties Certificate
Exhibit 8.2               Buyer's Performance Certificate
Exhibit 8.3               Buyer's Legal Opinion
Exhibit 9.1               Seller's Representations and Warranties Certificate
Exhibit 9.2               Seller's Performance Certificate
Exhibit 10.2.b(1)         Bill of Sale and Assignment
Exhibit 10.2.f            Assumption Agreement
Exhibit 15.3.b            Backup License Agreement

                           Location of Defined Terms

1997 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Advance Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Business Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Buyer's Termination Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Buyer's Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Cash Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Claimant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31, 36
Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Closing Holdback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Excluded Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Exclusivity Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Existing Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
General Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Holdback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Indemnity Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Letter of Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Material Change in Circumstance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Notice of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31, 36
Office Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Parent Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Parent SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Principal Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Purchase Price Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Required Government Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Seller Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Seller's Termination Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Software Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Software Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Software Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Technical Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Unearned Revenue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
written statement of pending claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into this 25th day of February, 1998 (the "Effective Date"), by and among SalesKit Software Corporation, a Missouri corporation ("Seller"), Arch Acquisition Corp., a Virginia corporation ("Buyer") and Deltek Systems, Inc., a Virginia corporation and the parent corporation of Buyer ("Parent").

                                  WITNESSETH:

         WHEREAS, the business conducted by Seller (the "Software Business") consists primarily of the acquisition, development, marketing, distribution, licensing, maintenance, and support of the systems and applications computer programs described in Schedule A attached hereto (the "Software Programs"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, certain assets of Seller relating to the Software Business, and Seller desires to transfer, and Buyer desires to assume, certain liabilities of Seller arising in connection with the Software Business, all upon the terms and conditions and subject to the limited exceptions set forth herein; and

         WHEREAS, Buyer is the wholly owned subsidiary of Parent.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, at the Closing, all right, title, and interest of Seller in and to those assets, tangible or intangible, relating primarily to the Software Business, (hereinafter collectively referred to as the "Assets") described in this Section 1.1 below:

                 a. INVENTORIES. All inventories of (1) computer program code (in all media) and materials, including the Software Programs; (2) program documentation, including user materials; and (3) all other unused or reusable materials, stores, and supplies, in each case to the extent used in, relating to, or arising out of the Software Business listed by category and volume level in Schedule 1.1.a (the "Inventory").

                 b. TECHNICAL DOCUMENTATION All technical and descriptive materials (other than Inventory) relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials in the Software Business (the "Technical Documentation").

                 c. SOFTWARE CONTRACTS. All contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of computer program code, related technical or user documentation, and databases, in each case relating to or arising out of the Software Business consisting of the items listed and classified in Schedule 1.1.c as (1) licenses from third parties (development and/or marketing); (2) licenses from third parties (internal use only); (3) development contracts, work-for-hire agreements, and consulting and employment agreements; (4) distributorships, dealerships, franchises, and manufacturer's representative contracts; (5) licenses and sublicenses to others; (6) maintenance, support, or enhancement agreements; and (7) source code escrow agreements (the "Software Contracts").

                 d. OFFICE EQUIPMENT. All office furniture, fixtures, equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools) used in the Software Business, including Seller's rights under all related warranties, listed in Schedule 1.1.d (the "Office Equipment").

                 e. LEASES. The entire leasehold or rental interest arising under leases of:

                          (1) Equipment, including data processing hardware and associated telecommunications equipment, media, and tools;

                          (2) Office furnishings and fixtures;

                          (3) Other personality, in each case as used in the Software Business; and

                          (4) Real property, including buildings, structures, and other improvements located thereon, and easements and other rights relative thereto,

all listed in Schedule 1.1.e (collectively the "Leases").

                 f. OTHER CONTRACTS. To the extent not otherwise classified as Software Contracts in Schedule 1.1.c, or Leases in Schedule 1.1.e, all contracts, agreements, licenses, commitments, arrangements, and permissions respect the Software Business listed in Schedule 1.1.f (the "General Contracts").

                 g. BUSINESS RECORDS. All business and marketing records, including accounting and operating records, asset ledgers, inventory records, budgets, personnel records, payroll records, customer lists, employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, correspondence and mailing lists, advertising materials and brochures, and other business records used in the Software Business (the "Business Records").

                 h. AUTHORIZATIONS. All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and local governmental authorities listed in Schedule 1.1.h (the "Authorizations"), but subject, as to the reassignability to Buyer, to the procurement of the Required Government Consents (listed in Schedule 4.4).

                 i. INTELLECTUAL PROPERTY. All patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae used in the Software Business or otherwise necessary for the ownership and use of the Assets and the conduct of the Software Business (the "Intellectual Property").

                 j. CLAIMS. All claims Seller may have against any person relating to or arising from the Assets or the Software Business, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and chooses in action.

                 k. BUSINESS INTERESTS, PARTICIPATIONS, AND OWNERSHIP POSITIONS. All interests, participations, and ownership positions held by Seller in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to the Software Business listed in Schedule 1.1.k.

         1.2 EXCLUDED ASSETS. Seller shall not sell or assign to Buyer, and Buyer shall not purchase or accept assignment from Seller of, the assets identified in Schedule 1.2 (the "Excluded Assets").

                                   ARTICLE II

                           ASSUMPTION OF LIABILITIES

         2.1 ENUMERATION OF ASSUMED LIABILITIES. At and after the Closing, Buyer shall assume and agree to pay or perform only the liabilities and obligations of Seller that arise out of the Software Business or the Assets and are expressly identified in this Section 2.1 (the "Assumed

Liabilities") or are represented by any other covenant, agreement, or indemnity of Buyer in this Agreement or the other agreements and instruments to be executed and delivered by Buyer in connection with this Agreement. Subject to the express exclusions set forth in Section 2.2, the Assumed Liabilities shall consist of the following:

                 a. CONTRACTS. All payment and performance obligations arising out of or relating to (1) the Software Contracts; (2) the Leases; and (3) the General Contracts after the Closing Date, except to the extent attributable to
(a) any breach or default by Seller under any of the same on or before the Closing Date or (b) any other liability or obligation not disclosed by Seller pursuant to this Agreement, insofar as disclosure thereof is required hereunder and Buyer does not receive property or services of substantially equivalent value in respect of such liability or obligation.

                 b. OTHER LIABILITIES. The unearned revenue (determined in accordance with AICPA Statement of Position 97-2) relating to Seller's obligation to complete and deliver certain software (either custom or standard product) and perform certain consulting, training and maintenance services for which Seller has billed or has billed and collected revenues on or prior to Closing (the "Unearned Revenue").

         2.2 LIABILITIES NOT ASSUMED. Without in any way expanding the specificity and limitation of Section 2.1, Buyer shall not assume or be responsible for any of the following liabilities or obligations expressly identified in this Section 2.2 (the "Excluded Liabilities"):

                 a. NONENUMERATED LIABILITIES. Any liability or obligation of Seller of any kind, known or unknown, contingent or otherwise, not either enumerated as an Assumed Liability in Section 2.1 or resulting from any other covenant, agreement, or indemnity of Buyer in this Agreement or the other agreements and instruments to be executed and delivered by Buyer in connection with Agreement.

                 b. TAXES. Any liability or obligation of Seller for federal, state, or local income, franchise, property, sales or use (to the extent arising from pre-Closing transactions), or recapture taxes, assessments, and penalties, whether arising out of the transactions contemplated by this Agreement or otherwise.

                 c. VIOLATIONS OF LAW. Any liability or obligation resulting from violations of any applicable laws or regulations by Seller prior to the Closing Date or infringement of third-party rights or interests.

                 d. EMPLOYEE LIABILITIES. Any employee liabilities relating to present and past employees of the Software Business with respect to plans, programs, policies, commitments, and other benefit entitlement established or existing on or prior to Closing (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including without limitation:

                          (1) Any liability or obligation for workers' compensation;

                          (2) Any current or future liabilities to employees retiring on, before, or after Closing, and their dependents;

                          (3) Any current or future liabilities for benefits that may have been accrued or earned by any employees associated with the Software Business on or before Closing under any pension plans relating to service prior to the Closing Date;

                          (4) Any current of future liabilities for claims incurred prior to Closing and related expenses with respect to any employees associated with the Software Business under any welfare or disability plans established or existing at or prior to Closing, regardless of when filed with Buyer, Seller, or the claims administrator for any such plan;

                          (5) Any retrospective premium on pension, savings, thrift, or profit-sharing plan contribution relating to any employees associated with the Software Business incurred or accrued prior to the Closing Date, regardless of when invoiced or recorded; and

                          (6) Any monetary liability for severance payments that may arise at any time in favor of any of Seller's employees under any plan, program, policy, commitment, or other benefit entitlement.

                 e. PRODUCT LIABILITY. Any liability or obligation for product liability or warranty claims or damage claims arising out of defects in or failures of any product, program, or material of Seller or the Software Business provided, distributed, licensed, or delivered prior to the Closing Date.

                 f. INCIDENTS TO EXCLUDED ASSETS. Any liability or obligation associated with any of the Excluded Assets.

                 g. LITIGATION. Any Litigation (as defined in Section 4.18) pending or threatened against Seller or the Assets.

                                  ARTICLE III

                               PRICE AND PAYMENT

         3.1 PURCHASE PRICE. The aggregate purchase price for the Assets (the "Purchase Price") shall be:

                 a. CASH. An amount equal to Six Million Fifty-four Thousand Dollars ($6,054,000.00) less any Purchase Price Adjustment (as defined below) at Closing (the "Cash Purchase Price"); plus

                 b. WARRANTS. Warrants (which shall be issued by Buyer to Seller at Closing and may be transferred to or among Seller's security holders at Closing or in connection with Seller's liquidation) for the purchase of One Hundred Thirty Thousand (130,000) shares of Buyer's voting common stock (the "Warrants"). The Warrants will have customary adjustment provisions in the event of a stock dividend, recapitalization, or similar event. The Warrants to be issued under this Section 3.1.b. shall be exercisable in full or in part on or before the third anniversary of the Closing Date at a price of Twenty-two Dollars ($22) per share.

For the purposes hereof, "Purchase Price Adjustment" means the amount of any unearned revenue (determined in accordance with AICPA Statement of Position 97-2) relating to (i) Seller's obligations, arising after the Effective Date, to deliver Seller's standard software and (ii) Seller's obligations to perform certain software customization or development, consulting, training and maintenance services, for which, in each case, Seller has billed or has billed and collected revenues on or prior to Closing.

         3.2 PAYMENT.

                 a. LETTER OF INTENT. Upon execution and delivery of that certain Letter of Intent by and between the Seller and Parent dated February 12, 1998 (the "Letter of Intent"), Parent paid Seller a One Hundred Thousand Dollars ($100,000) (the "Exclusivity Fee") in consideration of Seller's agreement in the Letter of Intent not to negotiate with or solicit offers or expressions of interest from, or provide information to, any other party with respect to the possible purchase of the stock or assets of Seller outside the ordinary course of business. At Closing, the Exclusivity Fee shall be credited against Buyer's payment of the Purchase Price.

                 b. ADVANCE. So long as Seller has not failed to perform any of its obligations under that certain Backup License Agreement by and between Buyer and Seller of even date herewith or that certain Software Escrow Agreement by and among Buyer, Seller and The Safe Deposit Company of even date herewith, Buyer agrees to advance to Seller Four Hundred Thousand Dollars ($400,000) (the "Advance Payment") against payment of the Purchase Price at Closing upon Seller's obtaining the approval of its shareholders required in connection with the transactions contemplated hereby and delivering to Buyer the certificates and legal opinion required by Section 7.8, which Advance Payment shall be made out of the Escrow Fund in accordance with Section 3.3.a.

                 c. PAYMENT AT CLOSING. On the Closing Date, Buyer shall pay to Seller (i) an amount equal to the Cash Purchase Price less (i) the Exclusivity Fee; (ii) the Advance Payment and (ii) a holdback to be held as security for Seller's indemnification obligations under Section 13.1 (the "Holdback") equal to $500,000 plus any Closing Holdback, which cash payment shall be made out of the Escrow Fund in accordance with Section 3.3.b. For the purposes hereof, the "Closing Holdback" shall be an amount equal to the lesser of (i) total amount, as reasonably determined by Buyer, of (A) all untrue or inaccurate representations and warranties that pursuant to Section 9.1 would otherwise permit Buyer not to perform its obligations hereunder and (B) all Adverse Changes that pursuant to Section 9.4 would otherwise permit Buyer not to perform its obligations hereunder or (ii) Two Hundred Fifty Thousand Dollars ($250,000).

                 d. WARRANTS AT CLOSING. On the Closing Date, Buyer shall issue to Seller the Warrants in substantially the form attached hereto as
Exhibit 3.2.d.

         3.3 ESCROW FUND. On the Effective Date of this Agreement, Buyer, Seller and Crestar Bank (the "Escrow Agent") shall enter into the escrow agreement attached hereto as Exhibit 3.3.a (the "Escrow Agreement"), and Buyer shall deliver to the Escrow Agent Five Million Nine Hundred Fifty Four Thousand Dollars ($5,954,000) (the "Escrow Fund") to be held by the Escrow Agent in accordance with the Escrow Agreement to pay in full the cash portion of the Purchase Price at Closing and, after Closing, to secure Seller's indemnification obligations under Section 13.1 and to be disbursed by the Escrow Agent as follows:

                 a. ADVANCE. Four Hundred Thousand Dollars ($400,000) from the Escrow Fund shall be delivered to Seller as payment of the Advance Payment upon Seller's receipt of the approval of its shareholders required in connection with the transactions contemplated hereby as contemplated by Section 7.8.

                 b. CLOSING. At Closing an amount equal to the Cash Purchase Price less the Exclusivity Fee, the Advance Payment and the Holdback shall be delivered to Seller and the remaining balance of the Escrow Fund in excess of the Holdback shall be delivered to Buyer.

                 c. TERMINATION. In the event that this Agreement is terminated prior to Closing pursuant to Article XV, the entire Escrow Fund, together with any interest earned thereon, shall be delivered to Buyer.

                 d. INDEMNIFICATION. After Closing, the Escrow Fund shall be disbursed in accordance with Section 13.7 hereof.

         3.4 METHOD OF PAYMENT. All payments from one party to another under this Agreement shall be made by wire transfer of immediately available federal funds in United States dollars to an account designated in writing by the party to receive such payment.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         4.1 ORGANIZATION. Seller is a corporation validly existing and in good standing under the laws of the State of Missouri with the corporate power and authority to conduct its business (including the Software Business) and to own and lease its properties and assets (including the Assets) and, as to the conduct of the Software Business and the use and ownership of the Assets specifically, is duly qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction, if any, in which properties owned or leased or business conducted by it make such licensing or qualification necessary. Schedule 4.1 sets forth a list of the addresses of all offices that Seller has maintained at any time within five (5) years prior to the Effective Date.

         4.2 POWER AND AUTHORITY. Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and, subject to approval of this Agreement by Seller's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller, except that this Agreement and the transactions contemplated hereby have not, as of the date of this Agreement, been approved by Seller's shareholders. The Board of Directors of Seller has, as of February 25, 1998, unanimously (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of Seller and are on terms that are fair to such shareholders and (iii) recommended that the shareholders of Seller approve this Agreement and the transactions contemplated hereby. No other corporate proceeding on the part of Seller is necessary to authorize this Agreement or the performance of Seller's obligations hereunder or the consummation of the transactions contemplated hereby thereby, other than the approval of Seller's shareholders. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to discretion of the court before which any proceeding therefor may be brought.

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (1) except insofar as Required Government Consents are to be procured prior to Closing, any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree applicable to Seller, the Software Business, or the Assets, (2) any provision of any charter, bylaw or other governing or organizational instrument of Seller, or (3) except insofar as Required Contract Consents are to be procured prior to Closing, any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller is a party or by which Seller or any of the Assets is bound.

         4.4 REQUIRED GOVERNMENT CONSENTS. Except for (1) the filing and/or recording of deeds and other instruments of conveyance, transfer, or assignment required by federal copyright, patent, or trademark laws or the laws of the states in which the Assets are located, to occur upon Closing and (2) the further exceptions set forth in Schedule 4.4 (the foregoing items (1) and (2) being referred to herein as the "Required Government Consents"), no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities is necessary for (i) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller, (ii) the consummation by Seller of the transactions contemplated hereby or thereby, or (iii) the ownership and use of the Assets and the conduct of the Software Business (including by Buyer).

         4.5 REQUIRED CONTRACT CONSENTS. Except as set forth in Schedule 4.5 (such scheduled items being referred to herein as the "Required Contract Consents"), no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person (other than the governmental authorities addressed in Section 4.4) is necessary for (1) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or the consummation by Seller of the transactions contemplated hereby; (2) the transfer and assignment to Buyer at Closing of the Software Contracts, the Leases or the General Contracts, or (3) the ownership and use of the Assets and the conduct of the Software Business (including by Buyer).

         4.6 TITLE TO TANGIBLE PROPERTY. Buyer at Closing shall obtain good and marketable title to all of the tangible Assets (i.e., the Inventories, Technical Documentation, Office Equipment and Business Records), free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever (except for the Leases listed in Schedule 1.1.e and liens for taxes not yet due and payable).

         4.7 CONDITION OF PROPERTY. All of the tangible Assets are in sufficient condition for operation of the Software Business by Buyer after the Closing in substantially the same manner as it has been operated by Seller during the twelve (12)-month period preceding the Closing.

         4.8 INVENTORY. All Inventory is of usable quality and includes no material amount of obsolete or discontinued items or items that cannot be used by Buyer in the Software Business in the ordinary course.

         4.9 TITLE TO INTELLECTUAL PROPERTY.

                 a. OWNERSHIP. Except for the rights and licenses validly and effectively established by the Software Contracts, Seller owns, Buyer shall receive at Closing, and the Intellectual Property includes, all patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto) and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae used in the Software Business or otherwise necessary for the ownership and use of the Assets and the conduct of the Software Business. No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Seller. Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property. Schedule 4.9.a sets forth all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents used in the Software Business or otherwise necessary for the conduct of the Software Business as heretofore conducted. All patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by Seller are valid and subsisting.

                 b. PROCEDURES FOR TRADE SECRET PROTECTION. Seller has promulgated and used its best efforts to enforce the trade secret protection program set forth in Schedule 4.9.b. Insofar as Seller knows, there has been no material violation of such program by any person or entity. The source code and system documentation relating to the Software Programs (1) have at all times been maintained in confidence and (2) have been disclosed by Seller only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to Seller.

                 c. PERSONNEL AGREEMENTS. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Technical Documentation, or Intellectual Property on behalf of Seller either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising. Copies of all such instruments of assignment are attached hereto at Schedule 4.9.c.

                 d. COPYRIGHT PROTECTION. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain.

                 e. ABSENCE OF CLAIMS. No claims with respect to the Intellectual Property, including, without limitation, claims challenging Seller's use of any Intellectual Property or the ownership, validity or effectiveness of any of the Intellectual Property, have been asserted or, to the best knowledge of Seller, after reasonable investigation, are threatened by any person, and Seller does not know of any valid basis for any such claims. Seller's use of the Intellectual Property does not infringe on the rights of any person. Seller has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and to the best knowledge of Seller, Seller has no infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

                 f. ABSENCE OF INFRINGEMENTS. Except as set forth in Schedule 4.9.f, to the best knowledge of Seller, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including without limitation any employee or former employee of Seller;

         4.10 ADEQUACY OF TECHNICAL DOCUMENTATION. The Technical Documentation includes the source code, system documentation, statements of principles of operation, and schematics for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any program (including compilers), "workbenches," tools, and higher level (or "proprietary") languages used for the development, maintenance, and implementation of the Software Programs.

         4.11 CONTRACTS--GENERAL. The Software Contracts listed in Schedule 1.1.c, and the General Contracts listed in Schedule 1.1.f, are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by Seller under any such contracts, and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

         4.12 THIRD-PARTY COMPONENTS IN SOFTWARE PROGRAMS. Seller has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software Programs and Technical Documentation pursuant to the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "Licenses from third parties (internal use only)" in Schedule 1.1.c, and Seller is not, nor as a result of the execution and delivery of this Agreement or the performance of Seller's obligations hereunder will be, in violation of, or lose any rights pursuant to any such Software Contracts. The Software Programs and Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller and included in the Assets. Schedule
4.12 sets forth all obligations that Seller has to pay royalties to any third party to use, copy, modify, and distribute the third-party programming and materials contained in the Software Programs and Technical Documentation.

         4.13 THIRD-PARTY INTERESTS OR MARKETING RIGHTS IN SOFTWARE PROGRAMS.

                 a. GENERAL. Seller has not granted, transferred, or assigned any right or interest in the Software Programs, the Technical Documentation, or the Intellectual Property to any person or entity, except pursuant to the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts," "licenses and sublicenses to others" or "source code escrow agreements" in Schedule 1.1.c.

                 b. LICENSES AND SUBLICENSES TO OTHERS.  Except as set forth in
Schedule 4.13.b(1), all Software Contracts identified as "licenses and sublicenses to others' in Schedule 1.1.c constitute only end-user agreements, each of which (except as noted on Schedule 4.13.b(1)) substantially conforms to the standard form(s) established by Seller, copies of which are attached hereto
as Schedule  4.13.b(2).   Except for reasonable and ordinary marketing and
service commitments and practices, or except as provided in written purchase orders, license agreements, maintenance contracts, and customer files identified in Schedule 4.13.b(3), Seller has not made or entered into any contracts or commitments, written or oral, for the benefit of any current customers or prospects, including, without limitation, custom software development and other technical support.

                 c. DISTRIBUTORSHIPS, DEALERSHIPS, ETC. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Programs or any other Inventory, the Technical Documentation, or the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" in Schedule 1.1.c.

                 d. SOURCE CODE ESCROW. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the right to access to some or all of the Technical Documentation, except for the Software Contracts identified as "source code escrow agreements" in Schedule 1.1.c. Schedule 4.13.d sets forth a list of all parties to whom Seller has delivered copies of some or all of the Technical Documentation, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive some or all of the Technical Documentation.

         4.14 LEASES. The Leases listed in Schedule 1.1.e constitute all of the leases in effect: are valid, binding, and enforceable in accordance with their terms; and are in full force and effect. There are no existing defaults by Seller thereunder, and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

         4.15 UNDISCLOSED LIABILITIES. Seller has furnished Buyer with unaudited financial statements of Seller as of its fiscal year end for 1996 and 1997 (collectively, the "Existing Financial Statements"). Copies of the Existing Financial Statements are attached hereto as Schedule 4.15(1). The Existing Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Seller as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended, except in the case of the unaudited financial statements, for the omission of footnote information and for customary year-end adjustments. There has been no change in Seller's accounting policies, except as described in the notes to the Financial Statements. Except as set forth in
Schedule 4.15(2), there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected in a balance sheet of the Software Business evidencing the Assets and the Assumed Liabilities in their entirety.

         4.16. ABSENCE OF JOINT VENTURES, ETC. Except as set forth in Schedule 4.16, Seller is not a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits of the Software Business or the Assets or is similar to or competitive with the Software Business, other than the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "distributorships, dealerships, franchises, and manufacturer's representative contracts" in Schedule 1.1.c.

         4.17 MAJOR VENDORS AND CUSTOMERS. Schedule 4.17 lists each licensor, developer, remarketer, distributor, and supplier of property or services to, and each licensee, end-user, or customer of, Seller, to whom Seller paid or billed in the aggregate Twenty-Five Thousand Dollars ($25,000) or more during the most recent fiscal year, together with, in each case, the amount paid or billed during such period. Seller has received no notice from any such person or entity that the relationship with such person or entity might not be continued by Buyer, after its acquisition of the Software Business, at least at substantially the same level of business and on substantially the same terms as Seller experienced during the twelve (12)-month period preceding the Closing.

         4.18 LITIGATION. Except as set forth in Schedule 4.18(1), no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or, to Seller's best knowledge, threatened against Seller, its present or former directors, officers, or employees, or any party to any Software Contract, affecting, involving, or relating to the Software Business or any of the Assets. Except as set forth in Schedule 4.18(2), no Litigation has been brought within the last five (5) years against Seller affecting, involving, or relating to the Software Business or any of the Assets. Seller knows of no facts that could reasonably be expected to serve as the basis for Litigation against itself (or the Buyer upon acquisition of the Software Business), its present or former directors, officers, or employees, or any party to the Software Contracts, affecting, involving, or relating to the Software Business or the Assets.

         4.19 RELATED-PARTY TRANSACTIONS. Except as disclosed in Schedule 4.19, Seller is not a party to any contract, agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (1) any officer or salaried employee of the Seller in office within two (2) years of the date of execution hereof; (2) any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (3) or any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Software Business, the Assets, or the Assumed Liabilities, except, in each instance, for existing compensation arrangements listed in Schedule 4.22.b. Each such contract, agreement, license, lease, arrangement, and commitment was entered into by Seller in the ordinary course of business upon terms that are fair and reasonable to the Software Business without regard to the status and relationship of such other parties.

         4.20 COURT ORDERS, DECREES, AND LAWS

                 a. COMPLIANCE WITH LAWS. There is no outstanding or, to Seller's best knowledge, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Seller affecting, involving, or relating to the Software Business or the Assets. Seller is not in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree affecting, involving, or relating to the Software Business or the Assets except where noncompliance has no material adverse effect upon the financial condition, operation, or prospects of the Software Business (including under ownership by Buyer) or the Assets, and Seller has received no notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

                 b. ADEQUACY OF AUTHORIZATIONS. The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities that are required for the ownership and use of the Assets and the conduct of the Software Business under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree. Seller is in compliance with all terms and conditions of such required Authorizations. All of the Authorizations are in full force and effect, and, to the best of Seller's knowledge, no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement, except to the extent any such Authorizations are transferable only upon receipt of the Required Government Consents. Seller is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Software Business.

                 c. ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule 4.20.c, neither Seller, nor, to the best of seller's knowledge, any prior owner, user, controller, or occupant, nor any tenant, subtenant, prior tenant, or prior subtenant has ever used Hazardous Materials (as hereinafter defined) on, from, or affecting the Assets or any facility, site, area, or property owned, used, controlled, or occupied by the Software Business in any manner that violates any federal, state, or local law, regulation, governmental restriction, order, judgment, or decree governing the use, storage, treatment, transportation, manufacture, handling, production, or disposal of Hazardous Materials. For purposes hereof, "Hazardous Materials" include any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 USC Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 USC Sections 6901 et seq.), and laws of the states of Missouri, and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state, or local environmental law, ordinance, rule, or regulation. The term "material" includes asbestos, polychlorinated biphenyls, kerosene, and fuel oil. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment. The term "environment" means any surface or groundwater water supply, land, surface, or subsurface strata or the ambient air.

         4.21 TAXES

                 a. TAX RETURNS AND PAYMENT OF TAXES. All tax returns of every kind (including returns of real and personal property taxes, intangible taxes, withholding taxes, and FICA and unemployment compensation taxes) relating to the Software Business that are due to have been filed in accordance with any applicable law have been duly filed; and all taxes shown to be due on such returns have been paid in full.

                 b. STATE SALES TAXES, ETC. Schedule 4.21.b identifies (1) each jurisdiction in which the Software Business is conducted in which sales, use, excise, or intangible taxes are due or paid on Software Programs or other Inventory sold or licensed by Seller in conjunction with the Software Business and (2) the Software Programs or other Inventory subject to taxation in such jurisdiction.

         4.22 PERSONNEL AND COMPENSATION

                 a. LIST OF PERSONNEL. Schedule 4.22.a is a true and complete list of the names and current compensation levels of (1) all salaried or annual employees and (2) all consultants involved in the Software Business.

                 b. COMPENSATION, ETC. Except as set forth in Schedule 4.22.b, Seller is not subject to, and has no obligation under, any employment, consulting, or collective bargaining contracts, deferred compensation, pension (as defined in Section 3(2) of the Employee Retirement Income Security Act (ERISA)), profit-sharing, bonus, stock option, stock appreciation, stock purchase, or other nonqualified benefit or compensation commitments, benefit plans, arrangements, or plans, including any welfare plans (as defined in Section 3(1) of ERISA), fringe benefit arrangements, or multi-employer plans (as defined in Section 3(37)(A) of ERISA) of or pertaining to the present or former employees involved in the Software Business. Seller has complied with all of its obligations under the foregoing in all material respects.

                 c. RETIREMENT PLANS. Schedule 4.22.c identifies all of the retirement plans, by plan name and plan year, that Seller ever has established for the benefit of persons who are or were involved in the Software Business (the "Plans"). The Plans and their administration are the sole responsibility of Seller.

                 d. COMPLIANCE WITH LAW. Seller is in compliance with the applicable provisions of ERISA, the regulations and published authorities thereunder, and all other applicable laws with respect to the Plans. Seller has performed its obligations under all Plan, including, without limitation, the full payment of all amounts required to be made as contributions thereto or otherwise. There are not actions, suits, claims (other than routine claims for benefits) pending or, to the knowledge of Seller, threatened against the Plans or their assets, arising out of the Plans, and to the knowledge of Seller, no facts exist which should give rise to any such actions, suits or claims.

                 e. SUBMISSION TO BUYER FOR REVIEW. All documents, including plan and trust instruments, annual reports, actuarial reports and discrimination tests, relating to the Plans for the Plans' most recently ended Plan years, have been furnished to Buyer for its review.

                 f. MULTI-EMPLOYER PLAN. Neither Seller or any predecessor in interest thereto, nor any trade or business under common control with Seller or any predecessor in interest thereto

(within the meaning of Section 414(i) of the Internal Revenue Code) has ever contributed to any pension Plan that is a Multi-employer Plan for the benefit of employees involved in the Software Business.

                 g. ADEQUATE RESERVES FOR WELFARE PLANS. Schedule 4.22.g identifies all of the welfare plans (as defined in Section 3(2) of ERISA), by plan name and plan year, that Seller ever has established for the benefit of persons who are or were involved in the Software Business. Reserves have been established by Seller or its insurance companies at least sufficient to pay all claims incurred under the provisions of such plans on or prior to the Closing Date. Seller has not received notice of, nor does it know any basis for, any retrospective premium charge for claims relating to any period prior to the Closing Date under such contracts.

                 h. COMPLIANCE WITH LAWS. To the best of Seller's knowledge, Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and occupational safety and health pertaining to the Software Business and the employees involved in the Software Business, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. To the best of Seller's knowledge, there is no unfair labor practice, charge, or complaint or any other matter against or involving Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any court of law pertaining to the Software Business or the employees involved in the Software Business. To the best of Seller's knowledge, there are no charges, investigations, administrative proceedings, or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin sexual preference, handicap, or veteran status) pending or, to the knowledge of Seller, threatened before the Equal Employment Opportunity Commission or any federal, state, or local agency or court against Seller pertaining to the Software Business or the employees of the Software Business, and, to the knowledge of the Seller, no basis for any such charge, investigation, administrative proceeding, or complaint exists.

         4.23 SELLER'S INSURANCE POLICES.   Schedule 4.23 lists all of Seller's
insurance policies as of the Effective Date (the "Insurance Policies"). Other than as set forth in Schedule 4.23, Seller has not received notice of any pending or threatened termination or retroactive premium increase with respect thereto; and Seller is in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending claims against such insurance by Seller as to which insurers have denied liability or are defending under any reservation of rights, and, to the knowledge of Seller, there exists no claim under such insurance that has not been properly filed by Seller.

         4.24 SUFFICIENCY OF RIGHTS. Except as set forth in Schedule 4.24, and assuming the renewal or continuation of all business arrangements currently in place (and, to the best of Seller's knowledge, no reason exists why such renewal or continuation in favor of Buyer could be obstructed), the Assets constitute all of the properties, rights, and privileges necessary for the continuation of the conduct of the Software Business by Buyer in substantially the same manner as it has been operated by Seller during the twelve (12)-month period preceding the closing.

         4.25 DISABLING PROCEDURES. Except as set forth in Schedule 4.25, the Software Programs do not contain any programs, routine, device or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap door, which is designed to delete, disable, deactivate, interfere with or otherwise harm the Software Programs or any user's hardware, data or other programs, or which is intended to provide unauthorized access or produce unauthorized modifications.

         4.26 YEAR 2000 COMPLIANCE. The Software Programs are capable of performing all functions specified in the applicable related Documentation both prior to and following January 1, 2000, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century.

         4.27 BROKER'S OR FINDER'S FEES. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Buyer.

         4.28 CAPITALIZATION. Seller's authorized capital consists of 20,000,000 (with an amendment previously approved and to be filed for an increase to 25,000,000) shares of common stock, par value $0.10 per share, of which 5,749,847 shares are issued and outstanding and 1,000,000 shares of preferred stock, par value $0.10 per share, of which none are outstanding. The individuals whose names are listed on Schedule 4.28 are the legal and beneficial owners of all of the outstanding shares of Seller's common stock. Prior to the Effective Date, Seller has obtained from the Principal Shareholders (as defined below) verbal commitments to vote all of their shares of Seller's common stock at the special meeting of Seller's shareholders contemplated by Section 7.8 in favor of authorizing the transactions contemplated by this Agreement. For the purposes hereof, the "Principal Shareholders" include those persons or entities that own more than two thirds (2/3) of the shares of Seller's common stock that would be outstanding if (i) all outstanding rights to subscribe for or to purchase, and all outstanding options for the purchase of, Seller's common stock or stock or securities convertible into or exchangeable for Seller's common stock and (ii) all outstanding stock or securities convertible into or exchangeable for Seller's common stock, were exercised by the holders thereof.

         4.29 DISCLOSURE. No representation, warranty, or statement made by Seller in this Agreement or in any document or certificate furnished or to be furnished to Buyer pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Seller has disclosed to Buyer all facts known or reasonably available to Seller that are material to the financial condition, operation, or prospects of the Software Business, the Assets, and the Assumed Liabilities.

         4.30 TRUTH AT CLOSING. All of the representations, warranties, and agreements of Seller contained in this Article IV shall be true and correct and in full force and effect on and as of the Closing Date.

         4.31 DISCLAIMER. Except as expressly set forth in this Agreement or in any document, certificate, agreement, or other instrument furnished or to be furnished to Buyer pursuant to this Agreement, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS OR THE SOFTWARE BUSINESS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE PERFORMANCE OF ANY SOFTWARE PROGRAM.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Buyer and Parent hereby represents and warrants to Seller as follows:

         5.1 ORGANIZATION. Each of Buyer and Parent is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power and authority to conduct its business and to own and lease its properties and assets.

         5.2 POWER AND AUTHORITY. Each of Buyer and Parent has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and each of Buyer and Parent has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer and Parent in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Buyer and Parent, enforceable in accordance with their terms.

         5.3 BROKER'S OR FINDER'S FEES. Neither Buyer, nor Parent has authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

         5.4 NO CONFLICT. Neither the execution and delivery by Buyer, or Parent of this Agreement and of the other agreements and instruments to be executed and delivered by Buyer and Parent in connection with the transactions contemplated hereby or thereby, nor the consummation by Buyer and Parent of the transactions contemplated hereby or thereby will violate or conflict with (1) any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgement, or decree applicable to Buyer or Parent, or (2) any provision of any charter, bylaw, or other governing or organizational instrument of Buyer or Parent.

         5.5 VALID ISSUANCE OF WARRANTS. The Warrants are duly authorized, and the shares of stock of Parent subject to the Warrants are reserved for issuance. When issued and delivered in accordance with the terms of the Warrants for the consideration provided for therein, the stock issued under the Warrants shall be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

         5.6 CONSENTS. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities or any other third party is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby by Buyer or Parent or the consummation by Buyer or Parent of the transactions contemplated hereby or thereby, except for (i) the filing of the S-3 and such other documents with, and the obtaining of such orders from, the SEC and various state securities or "blue sky" authorities, and the making of such reports under the Exchange Act of 1934, as amended (the "Exchange Act"), as are required in connection with the shares that may be issued in connection with the Warrants and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse impact. Since September 30, 1997, there has not been any material adverse change in the financial condition or business of Parent.

         5.7 SEC DOCUMENTS.   Parent has furnished Seller with or made
available to Seller true and complete copies of each statement, annual, quarterly and other report, registration statement (without exhibits) filed by Parent with the SEC since December 19, 1996 (the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown thereon and inventories are not subject to write-down, except in either case in an amount not material or for which Parent has provided adequate reserves). There has been no change in Parent's accounting policies or estimates except as described in the notes to the Parent Financial Statements.


                                   ARTICLE VI

                 CONDUCT OF SOFTWARE BUSINESS PRIOR TO CLOSING

         6.1 RELATIONS WITH LICENSORS ETC. Seller shall use its best efforts to preserve intact for Buyer, Seller's relationship with licensors, developers, consultants, remarketers, suppliers, distributors, customers, and others having regular business relations with Seller.

         6.2 PROHIBITED ACTIONS. Seller shall conduct the Software Business diligently and substantially in the same manner as heretofore conducted, and Seller shall not institute any new methods of accounting or operation or engage in any transaction or activity, enter into any agreement, or make any commitment, except in the ordinary course of such business and consistent with past practice. Notwithstanding the foregoing, in no event shall Seller take any of the following actions without the prior written approval of Buyer:

                 a. LIENS. Permit any of the Assets to be subjected to any mortgage, pledge, lien, or encumbrance, except for those liens shown on
Schedule 6.2.a.

                 b. LICENSES. Dispose of, license, or permit to lapse any rights in any Intellectual Property.

                 c. INCREASES IN COMPENSATION. Increase the compensation of any officers, employees, or consultants whom Buyer has stated an intention to hire or retain on or after Closing, as referred to in Section 12.1.

                 d. SOFTWARE CONTRACTS.  Enter into any new Software Contracts.

                 e. MODIFICATION OF CONTRACTS. Violate or materially amend or otherwise modify the terms of any Software Contracts or Other Contracts. For the purposes hereof, a material amendment or modification means any amendment or modification that would increase the obligations under any such Software Contract or Other Contract by more than $25,000.

                 f. OTHER ARRANGEMENTS. Authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         6.3 INSURANCE; PROPERTY. Seller shall maintain the Insurance Policies in effect and shall at all times continue to insure all property constituting the Assets against all ordinary and insurable casualty risks.

         6.4 NO DEFAULT. Seller shall not perform any act or omit to perform any act, or permit any act or omission, that will cause a breach or default of any covenant, agreement, warranty, or representation in this Agreement.

                                  ARTICLE VII

                 COVENANTS OF SELLER AND BUYER PRIOR TO CLOSING

         7.1 ACCESS. From the date of this Agreement to the Closing Date, Seller shall (1) provide Buyer with such information as Buyer may from time to time reasonably request with respect to the Software Business and the transactions contemplated by its Agreement; (2) provide Buyer and its officers, counsel, and other authorized representatives access during regular business hours and upon reasonable notice to the books, records, and offices of Seller, as Buyer may from time to time reasonably request; and (3) permit Buyer to make such inspections thereof as Buyer may reasonably request. Any investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Seller.

         7.2 FINANCIAL STATEMENTS. Seller shall take such actions as are required, including the payments of any past due accounts payable, to cause Arthur Andersen & Co. to complete their audit of Seller's financial statements for fiscal year 1997 and to prepare, finalize and issue (i) audited financial statements and footnotes for 1997 all in accordance with SEC SX Regulations and
(ii) an opinion (collectively the "1997 Financial Statements"). Seller shall also take all actions as may be necessary to cause Arthur Anderson to consent to making the 1997 Financial Statements and their work papers related thereto available to Buyer's accountants. In addition to the 1997 Financial Statements Seller shall deliver to Buyer as promptly as practicable after each month-end or quarter-end, as the case may be, from the date of this Agreement to the Closing Date, all monthly and quarterly financial reports in the form that it customarily prepares for its internal purposes concerning the Software Business.

         7.3 UPDATING OF INFORMATION. From the date of this Agreement to the Closing Date, Seller shall deliver to Buyer revised or supplementary schedules to this Agreement containing accurate information as of the Closing Date, in order to enable Buyer to confirm the accuracy of Seller's representations and warranties and otherwise to give full effect to the provisions of this Agreement; provided, that any such schedules may not include events or actions subsequent to the date of such schedules. Any such revised or supplementary schedule shall be deemed part of this Agreement unless Buyer notifies Seller in writing within five (5) business days after Buyer's receipt of any such schedule that Buyer objects to any such schedule.

         7.4 APPROVALS OF THIRD PARTIES. Seller and Buyer shall make good faith efforts, and shall cooperate with one another, to secure all Required Government consents and all Required Contract Consents, and to obtain the satisfaction of the conditions specified in Articles VIII and IX, as shall be required in order to enable Seller and Buyer to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

         7.5 THIRD-PARTY CERTIFICATES. Seller shall use its best efforts to procure for the benefit of Buyer consent, assignment, and/or estoppel certificates in such form, from such third parties, and with respect to such Assets to be assigned to Buyer at Closing as Buyer may reasonably specify on or before Closing.

         7.6 NEGOTIATION WITH OTHERS. Seller will not, directly or indirectly, through any officer, director, shareholder, affiliate or agent of Seller or otherwise, solicit, initiate, entertain, encourage or negotiate any proposals or offers from any third party relating to the merger or acquisition of Seller or a significant portion of its assets or capital stock of Seller, nor will Seller, during this period participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to do or seek any such transaction. Seller shall immediately cease and cause to be terminated all such negotiations with the third parties (other than Buyer) which have occurred prior to the date of this Agreement.

         7.7 AGREEMENT TO COOPERATE. Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         7.8 SHAREHOLDER APPROVAL. Seller will call a meeting of its shareholders to be held not later than March 15, 1998, for the purpose of obtaining the shareholder approval required in connection with the transactions contemplated hereby and shall use all reasonable efforts to obtain such approval. The resolution approving the transaction contemplated by this Agreement shall specifically authorize and direct the directors and officers of the Seller to execute and deliver this Agreement and to take all such actions and to execute and deliver all such documents as may be necessary to consummate the sale of the Assets pursuant to the terms of this Agreement. Seller shall not change the date of the shareholders meeting without the prior written consent of Buyer, nor shall Seller adjourn the shareholders meeting without the prior written consent of Buyer, unless such adjournment is due to the lack of a quorum, in which case the chairman of the shareholders meeting shall announce at such meeting the time and place of the adjourned meeting. Buyer agrees to execute written instructions to the Escrow Agent authorizing release of the Advance Payment pursuant to Section 3.2.a upon receipt of (i) a copy of the resolutions adopted by Seller's Board of Directors and shareholders certified by Seller's corporate secretary authorizing the execution and delivery of this Agreement, the performance by

Seller of its obligations hereunder and the consummation of the transactions contemplated hereby, (ii) an incumbency certificate in the form of Exhibit 7.8(1) and (ii) an opinion of Armstrong, Teasdale, Schlafly & Davis, counsel to Seller ("Seller's Legal Opinion") in substantially the form attached hereto
Exhibit 7.8(2).

         7.9 PUBLIC ANNOUNCEMENTS. Buyer and Seller shall cooperate with each other prior to releasing information concerning this Agreement and the transactions contemplated hereby, shall furnish to the other drafts of all press releases or other public announcements prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements; provided that any party hereto shall have the right, with prior written notice delivered to such other party where a written response is required (i) to furnish any information to any Governmental Entity or (ii) to issue any other release, in each case when in the reasonable opinion of its counsel it is legally required to do so.

         7.10 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date, or (b) any failure of Seller or Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         7.11 OTHER TRANSACTIONS. The parties acknowledge that any action that is taken by either party and that has been approved by the other party will not be deemed a breach of any representation, warranty or covenant, notwithstanding the terms of any such representation, warranty or covenant.

         7.12 CLOSING SCHEDULES. Immediately prior to Closing, Seller shall prepare (i) Schedule 7.12(1) showing the Unearned Revenue as of Closing and
(ii) Schedule 7.12(2) showing the Purchase Price Adjustment as of Closing.

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of the Closing Date

(provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and there shall have been no willful breach by Buyer of any of its representations or warranties made in the Agreement. Seller shall have received a certificate in the form attached hereto as Exhibit 8.1 signed by the chief executive officer of Buyer to such effect on the Closing Date.

         8.2 PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and Seller shall have received a certificate in the form attached hereto as Exhibit 8.2 signed by the chief executive officer and the chief financial officer of Buyer to such effect.

         8.3 LEGAL OPINION. Buyer shall have delivered to Seller an opinion of Hazel & Thomas, P.C., dated as of the Closing Date ("Buyer's Legal Opinion") in substantially the form attached hereto as Exhibit 8.3.

                                   ARTICLE IX

                       CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES. Except to the limited extent permitted pursuant to Section 9.5 below, the representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects
(i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct in all respects as of such specific date) and there shall have been no willful breach by Seller of any of its representations or warranties made in the Agreement. Buyer shall have received a certificate in the form attached hereto as Exhibit 9.1 signed by the chief executive officer of Seller to such effect on the Closing Date.

         9.2 PERFORMANCE OF OBLIGATIONS OF SELLER. Seller shall have substantially performed all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and Buyer shall have received a certificate in the form attached hereto as Exhibit 9.2 signed by the chief executive officer and the chief financial officer of Seller to such effect.

         9.3 CONSENTS. All Required Government Consents and Required Contract Consents shall have been obtained.

         9.4 NO ADVERSE CHANGE. Except to the limited extent permitted pursuant to Section 9.5 below, Seller shall not have suffered any adverse change or effect (collectively "Adverse Changes") upon the financial condition, operation, or prospects of the Software Business (including under ownership by Buyer), the Assets or Assumed Liabilities (including any act, omission, event, or circumstances that would entail loss, liability, damage, or expense to Buyer with respect to the rights and benefits expected by Buyer to be obtained under this Agreement).

         9.5 MATERIAL CHANGE IN CIRCUMSTANCE. Notwithstanding anything to the contrary, the conditions to Buyer's performance under this Agreement contained in Sections 9.1 and 9.4 above, shall not apply to the extent, but only to the extent, that the total amount of (i) any and all untrue or inaccurate representations and warranties that pursuant to Section 9.1 would otherwise permit Buyer not to perform its obligations hereunder and (ii) all Adverse Changes that pursuant to Section 9.4 would otherwise permit Buyer not to perform its obligations hereunder do not constitute a "Material Change in Circumstance." For purposes of this Section 9.5 a "Material Change In Circumstance" shall be found to occur if the total amount of all untrue or inaccurate representations and warranties under Section 9.1 and all Adverse Changes under Section 9.4 exceeds Five Hundred Thousand Dollars ($500,000) as reasonably determined by Buyer.

         9.6 OPINION OF SELLER'S COUNSEL. Seller shall have delivered an update to Seller's Legal Opinion by Armstrong, Teasdale, Schlafly & Davis, dated as of the Closing Date in form and substance satisfactory to Seller, to the effect that all opinions originally contained in Seller's Legal Opinion continue to be true and correct.

                                   ARTICLE X

                                    CLOSING

         10.1 CLOSING. Unless this Agreement is first terminated as provided in Article XVI, the closing of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Armstrong, Teasdale, Schafly & Davis at One Metropolitan Square, St. Louis, MO 63102-2740, at 9:00 a.m. Central time o'clock on April 30, 1998, or on such other time, date, and place as the parties may agree (the "Closing Date").

         10.2 ACTIONS AT CLOSING. At Closing, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

                 a. COPIES OF CONSENTS. Seller shall deliver to Buyer copies of all Required Contract Consents and all Required Government Consents.

                 b. CONVEYANCE INSTRUMENTS. Seller shall deliver to Buyer a Bill of Sale and Assignment in the form attached hereto as Exhibit 10.2.b and such other instruments of conveyance and transfer as Buyer may reasonably request to effect the assignment to Buyer of the Assets.

                 c. MASTER COPY OF SOFTWARE PROGRAMS. Seller shall deliver to Buyer a master copy of each Software Program and related Technical Documentation (including without limitation both source code and object code forms of each program).

                 d. ISSUANCE OF WARRANTS. Buyer shall issue to Seller the Warrants.

                 e. PAYMENT FROM ESCROW FUND.  The Escrow Agent shall deliver
(i) to Seller Five Million Fifty-four Thousand Dollars ($5,054,000) from the Escrow Fund (representing the Cash Purchase Price less the Exclusivity Fee, the Advance Payment and the Holdback) and (ii) to Buyer all of the remaining balance of the Escrow Fund in excess of the Holdback.

                 f. ASSUMPTION AGREEMENT. Buyer shall deliver to Seller an Assumption Agreement in the form attached hereto as Exhibit 10.2.f by which Buyer assumes and agrees to pay and perform the Assumed Liabilities.

                 g. CERTIFICATES. Each party shall deliver the certificates required under Sections 8.1 and 8.2 and Sections 9.1 and 9.2, respectively, as to the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

                 h. LEGAL OPINIONS. Seller shall cause its counsel to deliver to Buyer the Seller's Legal Opinion updated as of Closing as required by
Section 9.6 and Buyer shall cause its counsel to deliver to Seller the Buyer's Legal Opinion.

                 i. CLOSING SCHEDULES. Seller shall deliver to Buyer Schedule 7.12(1) and Schedule 7.12(2).

         10.3 ADJUSTMENTS. Except as otherwise specifically provided in this Agreement, all expenses relating to the ownership, operation and enjoyment of the Assets, including but not limited to lease or other rental payments, ad valorem, severance, production, property and other taxes, prepaid insurance, utility and similar charges, shall be prorated by Seller and Buyer as of 5:00 p.m. on the Closing Date.

         10.4 FURTHER ASSURANCES. At and after the Closing, without further consideration, Seller shall take all such other actions and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Buyer or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's right, title, and interest in, and enjoyment of, the Assets and the Software Business, or (2) to ensure more effectively the compliance of Seller with its agreements, covenants, warranties, and representatives under this Agreement.

                                   ARTICLE XI

                COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING

         11.1 TAX MATTERS.

                 a. SELLER'S RIGHT AND RESPONSIBILITY FOR PRECLOSING TAX MATTERS. Sellers shall have the right and responsibility to direct the handling of all tax matters affecting or relating to the conduct of the Software Business prior to the Closing Date, including the prosecution of all administrative and judicial remedies, the settlement of all issues, and the execution of agreements, consents, or waivers, extending the statute of limitations, provided that no such action, agreement, or stipulation shall have any effect on the tax position or liability of Buyer, including as successor to the Software Business, or result in any increase in the Assumed Liabilities.

                 b. BUYER'S COOPERATION. Buyer shall use its reasonable efforts to provide Seller such assistance as it may reasonably request in connection with matters relating to taxes, including information with respect to Seller's preparation of any returns of taxes, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to Seller's liability for taxes, or any claims arising hereunder respecting the Software Business. Buyer shall retain and provide Seller with records or information which may be relevant to any such return, audit, examination, proceeding, or determination, and Buyer shall retain all such books and records for so long as necessary in keeping with applicable statutes of limitations.

         11.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated to the Assets and Assumed Liabilities as set forth in Schedule 11.2, and all tax returns and reports filed by Seller and Buyer with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

         11.3 TRANSFER TAXES. All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller, and Seller shall file all necessary documentation with respect to such taxes.

         11.4 NO-COMPETE.   For a period of five (5) years after the Closing
Date, Seller shall not engage in the business of acquiring, developing, marketing, distributing, licensing, or maintaining systems and application computer programs having any function similar to, competitive with, or substitutable for, the Software Programs, anywhere in the world , except as a customer or authorized distributor of Buyer or otherwise with Buyer's consent (which may be withheld in Buyer's sole discretion). Seller acknowledges and agrees that the current market for the Software Programs extends throughout the entire world, and it is therefore reasonable to prohibit Seller from competing with Buyer anywhere in such territory. Seller shall not engage in any such activity, directly or indirectly, on its own behalf or in the service of or on behalf of others. Notwithstanding the foregoing, this Section 11.4 shall not restrict in any manner the acquisition or use of any programming or materials by Seller solely for internal purposes.

         11.5 NONSOLICITATION OF PERSONNEL. For a period of five (5) years after the Closing Date, Seller shall not solicit, divert, or recruit, for its own benefit or for the benefit of any other person or entity, any of Seller's managerial or executive employees whom Buyer has expressed interest in hiring or retaining.

         11.6 SHELF REGISTRATION. Within nine (9) months after Closing, Parent agrees at its sole expense (i) to file with the United States Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register the shares of Parent's common stock issuable upon the exercise of the Warrants, (ii) to use its best efforts to cause such registration statement to become effective as soon thereafter as is practicable and to remain effective until the earlier of the sale pursuant thereto of the shares so registered or the expiration date of the Warrants and (iii) to qualify under applicable blue sky laws to permit the sale of such shares.

                                  ARTICLE XII

                           CERTAIN TRANSITION MATTERS

         12.1 HIRING OF EMPLOYEES. Prior to and after Closing, Seller shall use its best efforts to enable Buyer to hire, on such terms as Buyer may reasonably establish, such of Seller's employees associated with the operation or management of the Software Business as Buyer may specify on or before Closing. Buyer shall, at least fourteen (14) days prior to Closing, advise Seller which is Seller's employees Buyer intends to hire after Closing.

         12.2 SERVICES PROVIDED BY BUYER.   After Closing, Buyer shall collect
and promptly pay over to Seller all accounts receivable, including all license fees and maintenance fees and charges owing to Seller under Software Contracts, that arose from the Software Business prior to, and that were outstanding as of, the Closing Date. All amounts collected by Buyer hereunder shall be applied to the oldest outstanding invoice.

                                  ARTICLE XIII

                           INDEMNIFICATION BY SELLER

         13.1 INDEMNIFICATION. From the date of Closing through December 15, 1998 (the "Indemnity Period"), Seller hereby agrees, subject to the terms and conditions of this Article XIII, to indemnify, defend and hold Buyer, Parent and their respective successors and assigns and the directors, officers, employees and agents of each (collectively the "Buyer Group") harmless from and against any and all claims, losses, obligations, demands, actions or causes of action, assessments, damages, judgments, liabilities, costs and expenses (including, without limitation, costs of court and reasonable attorney and accounting fees) of every kind and nature (collectively "Claims") imposed upon or incurred by the Buyer Group, directly or indirectly by reason of or resulting from:

                 a. BREACH OF REPRESENTATION OR WARRANTY. Any inaccuracy or breach of any representation or warranty of Seller contained in this Agreement or any Schedule or document related to this Agreement including, but not limited to any representation, or warranty, or Adverse Change that Buyer included in its determination that a Material Change in Circumstance had not occurred;

                 b. NONPERFORMANCE. Any nonperformance of the covenants and obligations to be performed by Seller under this Agreement or under any document delivered hereunder at Closing;

                 c. THIRD PARTY CLAIMS. Any claims of or liabilities and obligations to parties other than Seller or the Buyer Group ("Third Party Claims") (whether absolute, accrued, contingent or otherwise) existing as of the time of the Closing Date or arising out of facts or circumstances existing as of the Closing Date or prior thereto, whether or not known at the Closing Date to Buyer, which arise from or relate to the conduct of the Software Business, the ownership or use of the Assets prior to the Closing Date, the consummation of the transactions contemplated by this Agreement or any failure to comply with any "bulk sales" or similar laws relating to notices to creditors, except for the Assumed Liabilities (Notwithstanding the foregoing exception for Assumed Liabilities, refunds payable by the Buyer Group to customers under the Software Contracts, where Seller received the benefit prior to the Closing Date of the amount refunded, shall be deemed to be Third Party Claims for which the Buyer Group is entitled to indemnification by Seller pursuant to the terms and conditions of this Article XIII); or

                 d. INCIDENTAL MATTERS. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 13.1 shall be the Buyer Group's exclusive remedy for any of the foregoing Claims.

         13.2 SURVIVAL OF REPRESENTATION AND WARRANTIES. The representation and warranties of Seller, which are contained herein or in any certificate or other document delivered pursuant hereto, shall survive the Closing for a period not to exceed the Indemnity Period.

         13.3 NOTICE OF CLAIM. Whenever a Third Party Claim covered by Seller's indemnification obligation pursuant to Section 13.1 is made against any member of the Buyer Group (the "Claimant"), the Claimant shall notify Seller in writing (the "Notice of Claim") within thirty (30) days after the Claimant has received written notice of the facts constituting the basis for such Third Party Claim; provided that such Notice of Claim shall be given earlier if Seller would be materially prejudiced by delay. Whenever any Claim for indemnification pursuant to Section 13.1 not involving a Third Party Claim is made by a Claimant, the Claimant shall send a Notice of Claim to Seller as soon as practicable after the Claimant becomes aware of such Claim. The Notice of Claim shall specify all facts known to the Claimant giving rise to such Claim and the amount or an estimate of the amount of the liability arising therefrom. The Claimant shall provide to Seller as promptly as practicable thereafter information and documentation reasonably requested by Seller to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

         13.4 DEFENSE OF THIRD PARTY CLAIMS. Seller shall have the right to assume and thereafter conduct the defense of any Third Party Claim with counsel of its choice, which counsel shall be reasonably satisfactory to the Claimant; provided, however, that Seller shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld, but such consent shall not be required if the judgment or proposed settlement involves only the payment of money damages, all of which shall be paid by Seller or out of the Escrow Funds, and does not impose an injunction or other equitable relief upon the Claimant. The Claimant shall have the right to employ counsel separate from counsel employed by Seller in the defense of any Third Party Claim and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. Seller's assumption and conduct of such defense shall be deemed to be an acknowledgment of Seller's indemnification obligation under Section 13.1 and an authorization for the Escrow Agent to pay from the Escrow Funds the amount of such Third Party Claim upon its final adjudication. Unless and until Seller assumes the defense of the Third Party Claim as provided herein, the Claimant may defend against the Third Party Claim in any manner it reasonably may deem appropriate. In no event shall the Claimant consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, if Seller withholds its consent, Seller shall explain in writing its reasons for withholding consent, and upon receipt of such written explanation, the Claimant shall nevertheless be authorized to consent to the entry of any judgment or enter into any settlement, the terms of which are reasonable. Seller shall, within ten (10) business days of Seller's being notified of the proposed consent judgment or settlement, provide its consent or its written explanation of the reasons for refusing to consent. The parties hereto shall cooperate in the defense of any Third Party Claim and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

         13.5 RESOLUTION OF CLAIMS. The parties shall undertake, in good faith, to resolve any dispute with respect to any Claim. If the parties are unable to agree on such resolution within thirty (30) days after Seller receives the Notice of Claim, the respective rights of the parties shall be determined in accordance with the rules of the American Arbitration Association, unless the issue of Seller's indemnification obligation pursuant to Section 13.1 has been or will be decided in litigation involving a Third Party Claim in which Seller and the Claimant are each parties. The arbitration shall be conducted in the St. Louis, Missouri area by three arbitrators, each of whom shall have experience reasonably related to the business of Seller.
The Claimant and Seller each shall have the right to designate one of the arbitrators. The third arbitrator shall be designated by mutual agreement of the parties or, if they cannot agree, by mutual agreement of the two arbitrators. The decision of the arbitrators in any arbitration pursuant hereto will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrators.

         13.6 THRESHOLD. No indemnification or any other claim for damages under this Agreement or any other instrument or agreement to be executed and delivered by Seller in connection with the transactions contemplated hereby shall be payable by Seller to the Buyer Group until (and then only to the extent that) the total of all Claims against Seller equals or exceeds $50,000. However, this Section 13.6 will not apply to any breach of Seller's representations or warranties of which Seller had actual knowledge at any time prior to the date on which such representation or warranty is made or any intentional breach by Seller of any covenant or obligation, and Seller shall be liable for all Claims with respect to such breaches. Seller shall be deemed to have "actual knowledge" of a particular fact or matter only if Anthony P. Mitchell, John Levis, Michael L. Martin or Charles A. Dill is actually aware of such fact or other matter.

         13.7 ESCROW FUND. Seller and Buyer have agreed that the Holdback shall not be delivered to Seller at Closing but shall continue to be held in the Escrow Fund by the Escrow Agent after Closing in accordance with the terms of the Escrow Agreement as security for Seller's indemnification obligations under Section 13.1. The Escrow Fund may be drawn upon by the Buyer Group in payment of any Claims incurred by the Buyer Group arising out of, based upon, relating to, or in connection with Indemnity matters set forth in Section 13.1 so long as the Escrow Agreement is in existence. The Claimant shall be paid promptly by the Escrow Agent from the Escrow Fund such amount or amounts of Claims as may from time to time be specified in written instructions executed by Buyer and Seller or in any final decisions of the arbitrators with respect to Claims for indemnity submitted to arbitration pursuant to Section 13.5 or of any court with respect to litigation involving a Third Party Claim in which both Seller and the Claimant are parties and in which Seller's indemnification obligation pursuant to Section 13.1 has been decided. The Escrow Fund shall constitute security for the obligations of Seller under the indemnification under Section 13.1 and any indemnity claims shall be limited to the amount of the Escrow Fund. The Escrow Agent shall deliver to Seller the amount of the Escrow Fund held in the escrow on December 15, 1998; unless, prior to said date, Buyer provides to the Escrow Agent a "written statement of pending claims" (with a copy to Seller). A "written statement of pending claims" shall mean a statement, executed by Buyer, setting forth pending or threatened Claims or other matters which may result in Claims for which Buyer believes Seller is obligated to provide indemnification pursuant to Section 13.1. In such statement Buyer shall also make a good faith estimate of the amount of such possible damages. Following receipt of such a written statement, Escrow Agent shall continue to hold a sufficient amount of the Escrow Fund to reimburse the Buyer Group for such estimated Claims until such time as the Claimants and Seller have agreed upon a resolution of such Claims and Buyer and Seller have provided joint written instructions to the Escrow Agent or the arbitrators have issued a final decision with respect to those Claims that have been submitted to arbitration pursuant to Section 13.5 or of any court with respect to litigation involving a Third Party Claim in which both Seller and the Claimant are parties and in which Seller's indemnification obligation pursuant to
Section 13.1 has been decided.

                                  ARTICLE XIV

                                CONFIDENTIALITY

         14.1 CONFIDENTIALITY OBLIGATION OF BUYER PRIOR TO CLOSING. Until Closing (and, if this Agreement is terminated for any reason, forever thereafter), each of Buyer and Parent shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Seller, and not use in any manner except in connection with the transactions contemplated hereby, any confidential business or technical information obtained from Seller in connection with the transactions contemplated hereby concerning the Software Business or the Assets. This obligation shall cease to apply to Buyer and Parent upon the occurrence of Closing. In the event that this Agreement terminates for any reason, Buyer and Parent shall return to Seller or destroy all materials in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

         14.2 CONFIDENTIALITY OBLIGATION OF SELLER FOLLOWING CLOSING.
Following the occurrence of Closing, Seller shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Buyer, and not use in any manner whatsoever, any confidential business or technical information remaining in its possession concerning the Software Business or the Assets. Such confidential information specifically includes all source code, system and user documentation, and other Technical Documentation pertaining to the Software Programs, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning the Software Business. Promptly following Closing, Seller shall surrender to Buyer or destroy all materials remaining in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

         14.3 PERMITTED DISCLOSURES. Notwithstanding Sections 14.1 and 14.2, either party may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process or
(2) if required by court order or decree.

         14.4 SCOPE OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or (3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.

                                   ARTICLE XV

                    TERMINATION PRIOR TO CLOSING AND DEFAULT

         15.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing by the mutual consent of Buyer and Seller.

         15.2 BUYER'S DEFAULT AND SELLER'S REMEDY. If (i) there has been a breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Buyer; or (ii) any representation or warranty of Buyer shall have become untrue, in either case such that the condition set forth in Sections 8.1 or 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and which breach or inaccuracy Buyer, as the case may be, fails to cure within seven (7) days after notice thereof is given by Seller (except that no cure period shall be provided for a breach by Buyer or Sub which by its nature cannot be cured) or (iii) the conditions set forth in
Section 8.3 have not been satisfied as of Closing; then the Seller as its sole remedy and exclusive remedy may terminate this Agreement by written notice to Buyer and Escrow Agent ("Seller's Termination Notice") and Seller shall retain
(i) the Exclusivity Fee (if the Advance Payment has not then been paid) and
(ii) the Exclusivity Fee and the Advance Payment (once the Advance Payment is made) as liquidated damages in lieu of any and all other remedies, or damages that may be available at law, or at equity. Upon the termination of this Agreement by Seller pursuant to this Section 15.2, the Escrow Agent shall deliver the Escrow Fund and all interest thereon to Buyer.

         15.3 SELLER'S DEFAULT AND BUYER'S REMEDY. If (i) there has been a breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Seller; or (ii) if any representation or warranty of Seller shall have become untrue, in either case such that the condition set forth in Sections 9.1 or 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and which breach or inaccuracy Seller fails to cure within seven (7) days after notice thereof is given by Buyer (except that no cure period shall be provided for a breach by Seller or inaccuracy which by its nature cannot be cured); or
(iii) the conditions set forth in Sections 9.3, 9.4, 9.6 or 9.7 have not been satisfied as of Closing; and in any of such events then Buyer as its sole and exclusive remedies may elect in its sole and absolute discretion to do either (but not both) of the following:

                 a. TERMINATION OF AGREEMENT AND RETURN OF ADVANCE PAYMENT. Terminate this Agreement by written notice to Seller and Escrow Agent ("Buyer's Termination Notice") and require (by election in the Buyer's Termination Notice) that Seller pay to Buyer within three (3) days of Seller's Termination Notice an amount equal to the Advance Payment. Upon the termination of this Agreement by Buyer pursuant to this Section 15.3.a, the Escrow Agent shall deliver the Escrow Fund and all interest thereon to Buyer.

                 b. TERMINATION OF AGREEMENT AND LICENSE FOR SOFTWARE. Terminate this Agreement by Buyer's Termination Notice and elect (by election in the Buyer's Termination Notice) to exercise Buyer's rights under Backup License Agreement by and between Buyer and Seller dated as of the Effective Date, a copy of which is attached hereto as Exhibit 15.3.b. Upon the termination of this Agreement by Buyer pursuant to this Section 15.3.b, the Escrow Agent shall deliver the Escrow Fund and all interest thereon to Buyer.

         15.4 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this Article XV shall terminate all obligations of the parties hereunder, except for the obligations set forth in Articles XIII [Indemnification] and XIV [Confidentiality] and in Sections 3.4. 15.2 and 15.3 with respect to the disposition of the Escrow Fund as provided therein and
Section 16.13.

                                  ARTICLE XVI

                           INDEMNIFICATION BY PARENT

         16.1 INDEMNIFICATION. From the date of Closing through the Indemnity Period, Parent hereby agrees, subject to the terms and conditions of this
Article XVI, to indemnify, defend and hold Seller and its respective successors and assigns and the directors, officers, employees and agents of each (collectively the "Seller Group") harmless from and against any and all Claims imposed upon or incurred by the Seller Group, directly or indirectly by reason of or resulting from:

                 a. BREACH OF REPRESENTATION OR WARRANTY. Any breach of any representation or warranty of Buyer or Parent contained in this Agreement;

                 b. NONPERFORMANCE. Any breach of any covenant or obligation by Buyer or Parent contained herein or in any document delivered hereunder at Closing;

                 c. ASSUMED LIABILITIES. Any failure of Buyer or Parent to pay or otherwise discharge the Assumed Liabilities, except in so far as such Claim represents (i) an Excluded Liability or (ii) a refund payable by the Buyer Group to customers under the Software Contracts, where Seller received the benefit prior to the Closing Date of the amount refunded and the refund is a Claim to which Buyer is entitled to indemnification by Seller pursuant to
Article XIII; or

                 d. INCIDENTAL MATTERS. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

         16.2 SURVIVAL OF REPRESENTATION AND WARRANTIES. The representation and warranties of Seller, which are contained herein or in any certificate or other document delivered pursuant hereto, shall survive the Closing for a period not to exceed the Indemnity Period.

         16.3 NOTICE OF CLAIM. Whenever a Third Party Claim covered by Buyer's indemnification obligation pursuant to Section 16.1 is made against any member of the Seller Group (the "Claimant"), the Claimant shall notify Parent in writing (the "Notice of Claim") within thirty (30) days after the Claimant has received written notice of the facts constituting the basis for such Third Party Claim; provided that such Notice of Claim shall be given earlier if Parent would be materially prejudiced by delay. Whenever any Claim for indemnification pursuant to Section 16.1 not involving a Third Party Claim is made by a Claimant, the Claimant shall send a Notice of Claim to Parent as soon as practicable after the Claimant becomes aware of such Claim. The Notice of Claim shall specify all facts known to the Claimant giving rise to such Claim and the amount or an estimate of the amount of the liability arising therefrom. The Claimant shall provide to Parent as promptly as practicable thereafter information and documentation reasonably requested by Parent to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

         16.4 DEFENSE OF THIRD PARTY CLAIMS. Parent shall have the right to assume and thereafter conduct the defense of any Third Party Claim with counsel of its choice, which counsel shall be reasonably satisfactory to the Claimant; provided, however, that Parent shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld, but such consent shall not be required if the judgment or proposed settlement involves only the payment of money damages, all of which shall be paid by Seller, and does not impose an injunction or other equitable relief upon the Claimant. The Claimant shall have the right to employ counsel separate from counsel employed by Parent in the defense of any Third Party Claim and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. Parent's assumption and conduct of such defense shall be deemed to be an acknowledgment of Parent's indemnification obligation under
Section 16.1 and an authorization for the Escrow Agent to pay from the Escrow Funds the amount of such Third Party Claim upon its final adjudication. Unless and until Parent assumes the defense of the Third Party Claim as provided herein, the Claimant may defend against the Third Party Claim in any manner it reasonably may deem appropriate. In no event shall the Claimant consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Parent, which consent shall not be unreasonably withheld; provided, however, if Parent withholds its consent, Parent shall explain in writing its reasons for withholding consent, and upon receipt of such written explanation, the Claimant shall nevertheless be authorized to consent to the entry of any judgment or enter into any settlement, the terms of which are reasonable. Parent shall, within ten (10) business days of Parent's being notified of the proposed consent judgment or settlement, provide its consent or its written explanation of the reasons for refusing to consent. The parties hereto shall cooperate in the defense of any Third Party Claim and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

         16.5 RESOLUTION OF CLAIMS. The parties shall undertake, in good faith, to resolve any dispute with respect to any Claim. If the parties are unable to agree on such resolution within thirty (30) days after Parent receives the Notice of Claim, the respective rights of the parties shall be determined in accordance with the rules of the American Arbitration Association, unless the issue of Parent's indemnification obligation pursuant to Section 16.1 has been or will be decided in litigation involving a Third Party Claim in which Parent and the Claimant are each parties. The arbitration shall be conducted in the St. Louis, Missouri area by three arbitrators, each of whom shall have experience reasonably related to the business of Parent.
The Claimant and Parent each shall have the right to designate one of the arbitrators. The third arbitrator shall be designated by mutual agreement of the parties or, if they cannot agree, by mutual agreement of the two arbitrators. The decision of the arbitrators in any arbitration pursuant hereto will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrators.

                                  ARTICLE XVII

                                 MISCELLANEOUS

         17.1 ENTIRE AGREEMENT. This Agreement (including the Schedules), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         17.2 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         17.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         17.4 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         17.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         17.6 EXPENSES. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

         17.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

if to Seller to:

         SalesKit Software Corporation
         10845 Olive Boulevard
         Suite 190
         St. Louis, MO  63141
         Attention:  Anthony P. Mitchell
         Telephone No. (314) 432-7205
         Facsimile No. (314) 567-0439

with a copy to:

         Armstrong, Teasdale, Schafly & Davis
         One Metropolitan Square
         St. Louis, MO  63102-2740
         Attention: Jeffrey D. Fisher, Esquire
         Facsimile No. (314) 621-5065

if to Buyer to:

         Arch Acquisition Corp.
         8280 Greensboro Drive
         Suite 300
         McLean, Virginia  22102
         Attention:  Kenneth E. deLaski
         Telephone No. (703) 734-8606 Ext. 4410
         Facsimile No. (703) 734-1146
with a copy to:

         Hazel & Thomas, P.C
         3110 Fairview Park Drive
         Suite 1400
         Falls Church, Virginia  22042
         Attention: Robert E. Gregg, Esquire
         Facsimile No.    (703) 641-4340

if to Parent to:

         Deltek Systems, Inc.
         8280 Greensboro Drive
         Suite 300
         McLean, Virginia  22102
         Attention:  Kenneth E. deLaski
         Facsimile No. (703)734-1146

with a copy to:

         Hazel & Thomas, P.C
         3110 Fairview Park Drive
         Suite 1400
         Falls Church, Virginia  22024
         Attention: Robert E. Gregg, Esquire
         Facsimile No.    (703) 641-4340

         17.8 BULK SALES LAW. The parties waive compliance with any bulk sales laws or similar laws relating to notices to creditors.

         17.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law thereof.

         17.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         17.11 "INCLUDING." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as nonexclusive, noncharacterizing illustrations.

         17.12 REFERENCES. Whenever reference is made in this Agreement to any Article, Section, or Schedule, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule to this Agreement.

         17.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date first above written.


                                       ARCH ACQUISITION CORP.



                                       By: /s/ KENNETH E. DELASKI
                                          ------------------------------------
                                               Kenneth E. deLaski, President


                                       SALESKIT SOFTWARE CORPORATION



                                       By: /s/ ANTHONY P. MITCHELL
                                          ------------------------------------
                                               Anthony P. Mitchell, President


                                       DELTEK SYSTEMS, INC.



                                       By: /s/ KENNETH E. DELASKI
                                          ------------------------------------
                                               Kenneth E. deLaski, President